EXHIBIT 99.1

Contact: David Erdman Director, Investor Relations 866.861.3229

AMN HEALTHCARE ANNOUNCES FIRST-QUARTER 2016 RESULTS

Quarterly revenue increases to record high $468 million; reports adjusted EPS of $0.60

(GAAP EPS of $0.53)

SAN DIEGO – (May 5, 2016) – AMN Healthcare Services, Inc. (NYSE: AHS), healthcare’s leader and innovator in workforce solutions and staffing services, today announced its first-quarter 2016 financial results, which exceeded the Company’s guidance for revenue and adjusted EBITDA. Financial highlights are as follows:

Dollars in millions, except per share amounts.

	Q1 2016	% Change Q1 2015
Revenue	$468.0	43%
Gross profit	$151.9	50%
Net income	$25.9	112%
Diluted EPS	$0.53	112%
Adjusted diluted EPS*	$0.60	100%
Adjusted EBITDA*	$58.7	76%

* See “Non-GAAP Measures” below for a discussion of our use of non-GAAP items and the table entitled “Supplemental Financial and Operating Data” for a reconciliation of non-GAAP items.

First-Quarter 2016 Highlights

•	Strong organic growth was the majority driver of the 43% year-over-year revenue increase.

•	Solid demand and performance metrics continued throughout the quarter.

•	Integration of recent acquisitions is progressing ahead of expectations.

•	Adjusted EBITDA margin of 12.5% reflected a 230 basis point increase year-over-year, driven by both gross margin improvement and operating leverage.

•	Adjusted diluted EPS of $0.60 grew 100% year-over-year.

•	Cash flow from operations was $35 million, driven by strong profitability and a reduction in days sales outstanding.

“The AMN Healthcare team continues to perform exceptionally well in an environment where workforce management has become a critical issue in healthcare. Our unparalleled recruitment capabilities and broad suite of workforce solutions are helping healthcare organizations to approach labor challenges in new and innovative ways,” said Susan R. Salka, President and Chief Executive Officer of AMN Healthcare. “Through our strong organic growth, coupled with contributions from our recent acquisitions, AMN delivered record revenue and earnings. With our continued MSP wins, a healthy pipeline for new contracts and a favorable demand environment, we are optimistic that 2016 will be another year of solid growth.”

First-Quarter 2016 Results

Consolidated revenue was $468 million, an increase of 43% from the same quarter last year and 16% sequentially; organic growth of 28% was the primary driver. Revenue for the Nurse and Allied Solutions segment was $298 million, an increase of 37% from the same quarter last year and 13% sequentially. Locum Tenens Solutions revenue was $103 million, an increase of 19% from the same quarter last year and 4% sequentially. Other Workforce Solutions segment revenue was $68 million, an increase of 183% from the same quarter last year and 68% sequentially. The Other Workforce Solutions segment revenue increase was the result of 43% organic growth and the addition of B.E. Smith in January 2016.

Gross margin was 32.5%, which is 150 basis points higher than the same quarter last year and 20 basis points lower sequentially. The year-over-year gross margin improvement was driven primarily by organic and acquired growth in the higher-margin workforce solutions businesses, along with a gross margin increase in the Locum Tenens Solutions segment.

SG&A expenses were $98 million, or 20.9% of revenue, compared to 21.8% in the same quarter last year and 22.4% in the prior quarter. The favorable SG&A as a percentage of revenue was driven by operating leverage.

Net income was $26 million, or $0.53 per diluted share. Excluding amortization of intangible assets and acquisition and integration costs incurred during the quarter, adjusted net income per diluted share was $0.60. Adjusted EBITDA was $59 million, a year-over-year increase of 76% and a sequential increase of 25%. Adjusted EBITDA margin was 12.5%, representing a 230 basis point increase year-over-year and 90 basis point increase sequentially.

At March 31, 2016, cash and cash equivalents totaled $23 million. Cash flow from operations was $35 million and capital expenditures were $7 million. The Company ended the quarter with total debt outstanding of $377 million, with a leverage ratio of 1.9 to 1.

Second-Quarter 2016 Outlook

Metric	Guidance*
Consolidated revenue	$450MM – $456MM
Gross margin	32.5%
SG&A as percentage of revenue	21.5%
Adjusted EBITDA margin	11.5%

* Note: Guidance percentage metrics are approximate.

The Company’s revenue guidance is based on the expectation of a continued strong demand environment, representing year-over-year growth of approximately 30%. The sequential revenue decline is due to typical seasonality in the nursing business and lower anticipated project revenue.

Conference Call on May 5, 2016

AMN Healthcare Services, Inc. (NYSE: AHS), healthcare’s leader and innovator in workforce solutions and staffing services, will host a conference call to discuss its first-quarter 2016 financial results on Thursday, May 5, 2016 at 5:00 p.m. Eastern Time. A live webcast of the call can be accessed through AMN Healthcare’s website at http://amnhealthcare.investorroom.com/presentations. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (800) 230-1074 in the U.S. or (612) 234-9959 internationally. Following the conclusion of the call, a replay of the webcast will be available at the Company’s website. Alternatively, a telephonic replay of the call will be available starting at

7:30 p.m. Eastern Time on May 5, 2016, and can be accessed until 11:59 p.m. Eastern Time on May 19, 2016 by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally, with access code 390723.

About AMN Healthcare

AMN Healthcare is the leader and innovator in healthcare workforce solutions and staffing services to healthcare facilities across the nation. The Company provides unparalleled access to the most comprehensive network of quality healthcare professionals through its innovative recruitment strategies and breadth of career opportunities. With insights and expertise, AMN Healthcare helps providers optimize their workforce to successfully reduce complexity, increase efficiency and improve patient outcomes. AMN delivers managed services programs, healthcare executive search solutions, vendor management systems, recruitment process outsourcing, predictive modeling, and other consulting services. Clients include acute-care hospitals, community health centers and clinics, physician practice groups, retail and urgent care centers, home health facilities and many other healthcare settings.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “AHS.” For more information about AMN Healthcare, visit www.amnhealthcare.com, where the Company posts news releases, investor presentations, webcasts, SEC filings and other material information. The Company also utilizes email alerts and Really Simple Syndication (“RSS”) as routine channels to supplement distribution of this information. To register for email alerts and RSS, visit http://amnhealthcare.investorroom.com/emailalerts.

Non-GAAP Measures

This earnings release contains certain non-GAAP financial information, which the Company provides as additional information, and not as an alternative, to the Company’s condensed consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures include (1) adjusted EBITDA, (2) adjusted EBITDA margin and (3) adjusted diluted EPS. The Company provides such non-GAAP financial measures because management believes that they are useful both to management and investors as a supplement, and not as a substitute, when evaluating the Company’s operating performance. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS serve as industry-wide financial measures. The Company uses adjusted EBITDA for making financial decisions and allocating resources. The non-GAAP measures in this release are not in accordance with, or an alternative to, GAAP measures and may be different from non-GAAP measures, or may be calculated differently than other similarly title-captioned non-GAAP measures, reported by other companies. They should not be used in isolation to evaluate the Company’s performance. A reconciliation of non-GAAP measures identified in this release, along with further detail about the use and limitations of certain of these non-GAAP measures, may be found below in the table entitled “Supplemental Financial and Operating Data” under the caption entitled “Reconciliation of Non-GAAP Items” and the footnotes thereto or on the Company’s website at http://amnhealthcare.investorroom.com/financialreports. Additionally, from time to time, additional information regarding non-GAAP financial measures, including pro forma measures, may be made available on the Company’s website.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include expectations regarding the outlook for 2016, the favorable demand environment, second-quarter 2016 revenue, gross margin, SG&A expenses and adjusted EBITDA margin. The Company based these forward-looking statements on its current expectations, estimates and projections about future events and the industry in which it operates using information currently available to it. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimates,” variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and its other periodic reports as well as the Company’s current and other reports filed from time to time with the Securities and Exchange Commission. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated.

Contact:

David Erdman

Director, Investor Relations

866.861.3229

AMN Healthcare Services, Inc.

Condensed Consolidated Statements of Comprehensive Income

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
Revenue	$468,002	$327,510	$402,552
Cost of revenue	316,104	226,078	270,748

Gross profit	151,898	101,432	131,804

	32.5%	31.0%	32.7%
Operating expenses:
Selling, general and administrative	97,823	71,552	90,154
	20.9%	21.8%	22.4%
Depreciation and amortization	6,765	5,095	5,322

Total operating expenses	104,588	76,647	95,476

Income from operations	47,310	24,785	36,328
Interest expense, net, and other	3,249	1,807	1,993

Income before income taxes	44,061	22,978	34,335
Income tax expense	18,192	10,769	14,170

Net income	$25,869	$12,209	$20,165

Other comprehensive income (loss):
Foreign currency translation	39	68	33
Unrealized gain (loss) on cash flow hedge, net of income taxes	(463)	0	429

Other comprehensive income (loss)	(424)	68	462
Comprehensive income	$25,445	$12,277	$20,627

Net income per common share:
Basic	$0.54	$0.26	$0.42

Diluted	$0.53	$0.25	$0.41

Weighted average common shares outstanding:
Basic	47,894	47,146	47,699

Diluted	49,103	48,364	49,157

AMN Healthcare Services, Inc.

Supplemental Financial and Operating Data

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,		December 31,
	2016	2015(1)	2015(1)
Revenue
Nurse and allied solutions	$297,724	$216,992	$263,019
Locum tenens solutions	102,738	86,692	99,256
Other workforce solutions	67,540	23,826	40,277

	$468,002	$327,510	$402,552

Reconciliation of Non-GAAP Items:
Segment operating income (2)
Nurse and allied solutions	$41,618	$27,362	$33,094
Locum tenens solutions	13,291	9,110	13,869
Other workforce solutions	17,586	7,810	11,993

	72,495	44,282	58,956
Unallocated corporate overhead	13,805	10,960	12,101

Adjusted EBITDA (3)	58,690	33,322	46,855
Adjusted EBITDA margin (4)	12.5%	10.2%	11.6%
Depreciation and amortization	6,765	5,095	5,322
Share-based compensation	3,381	2,377	3,733
Acquisition and integration costs	1,234	1,065	1,472
Interest expense, net, and other	3,249	1,807	1,993

Income before income taxes	44,061	22,978	34,335
Income tax expense	18,192	10,769	14,170

Net income	$25,869	$12,209	$20,165

GAAP diluted net income per share (EPS)	$0.53	$0.25	$0.41
Adjustments (net of tax):
Amortization of intangible assets	0.05	0.04	0.04
Acquisition and integration costs	0.02	0.01	0.02

Adjusted diluted EPS (5)	$0.60	$0.30	$0.47

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
Gross Margin
Nurse and allied solutions	26.6%	26.6%	27.1%
Locum tenens solutions	31.0%	29.4%	31.2%
Other workforce solutions	60.3%	76.6%	73.6%
Operating Data:
Nurse and allied solutions
Average healthcare professionals on assignment (6)	8,474	7,223	8,032
Revenue per healthcare professional per day (7)	$386	$334	$356
Locum tenens solutions
Days filled (8)	58,166	54,260	55,929
Revenue per day filled (9)	$1,766	$1,598	$1,775

	As of March 31,		As of December 31,
	2016	2015	2015
Leverage ratio (10)	1.9	2.2	1.4

AMN Healthcare Services, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$23,106	$9,576
Accounts receivable, net	302,342	277,996
Accounts receivable, subcontractor	49,858	50,807
Prepaid and other current assets	37,656	37,249

Total current assets	412,962	375,628
Restricted cash and cash equivalents	27,176	27,352
Fixed assets, net	53,731	50,134
Other assets	52,993	47,569
Goodwill	307,161	204,779
Intangible assets, net	240,478	174,970

Total assets	$1,094,501	$880,432

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$109,121	$118,822
Accrued compensation and benefits	98,049	83,701
Current portion of revolving credit facility	40,000	30,000
Current portion of notes payable	11,250	7,500
Deferred revenue	8,436	5,620
Other current liabilities	23,998	5,374

Total current liabilities	290,854	251,017
Revolving credit facility	127,500	52,500
Notes payable, less unamortized fees	196,746	128,490
Deferred income taxes, net	22,514	22,431
Other long-term liabilities	83,076	78,134

Total liabilities	720,690	532,572
Commitments and contingencies
Stockholders’ equity	373,811	347,860

Total liabilities and stockholders’ equity	$1,094,501	$880,432

AMN Healthcare Services, Inc.

Summary Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
Net cash provided by operating activities	$35,227	$8,687	$676
Net cash used in investing activities	(174,703)	(85,350)	(10,451)
Net cash provided by financing activities	152,967	75,155	4,910
Effect of exchange rates on cash	39	68	33

Net increase (decrease) in cash and cash equivalents	13,530	(1,440)	(4,832)
Cash and cash equivalents at beginning of period	9,576	13,073	14,408

Cash and cash equivalents at end of period	$23,106	$11,633	$9,576

(1)	Effective as of January 1, 2016, we modified our reportable segments. We previously utilized three reportable segments, which we identified as follows: (a) nurse and allied healthcare staffing, (b) locum tenens staffing, and (c) physician permanent placement services. In light of our acquisitions over the past several years as well as our transition to a healthcare workforce solutions company, our management renamed our three reportable segments and also placed several of our business lines that were in our nurse and allied healthcare staffing segment into a different segment to better reflect how the business is evaluated by our chief operating decision maker. As of January 1, 2016, we began to disclose the following three reportable segments: (a) nurse and allied solutions, (b) locum tenens solutions, and (c) other workforce solutions. The nurse and allied solutions segment includes our travel nurse, allied and local staffing businesses. The locum tenens solutions segment includes our locum tenens staffing business. The other workforce solutions segment includes our healthcare interim leadership staffing and executive search services business, physician permanent placement services business, recruitment process outsourcing business, vendor management systems business, workforce optimization services business, and education business. Prior period data has been reclassified to conform to the new segment reporting structure.
(2)	Segment operating income represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, unallocated corporate overhead, acquisition and integration costs and share-based compensation.
(3)	Adjusted EBITDA represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, acquisition and integration costs and share-based compensation. Management believes that adjusted EBITDA provides an effective measure of the Company’s results, as it excludes certain items that management believes are not indicative of the Company’s operating performance and is a measure used in credit facilities. Adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income from operations or net income as an indicator of operating performance. Although management believes that some of the items excluded from adjusted EBITDA are not indicative of the Company’s operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income.
(4)	Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.
(5)

Adjusted diluted EPS represents GAAP diluted EPS excluding the impact of 1) amortization of intangible assets and 2) acquisition and integration costs. Management included this non-GAAP measure to provide investors and prospective investors with an alternative method for assessing the Company’s operating results in a manner that is focused on its operating performance and to provide a more consistent basis for comparison between periods. However, investors and prospective investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item to be excluded from adjusted diluted EPS). Although management believes the items excluded from adjusted diluted EPS are not indicative of the Company’s operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes adjusted diluted EPS as an operating performance measure in conjunction with GAAP measures such as GAAP diluted EPS.
(6)	Average healthcare professionals on assignment represents the average number of nurse and allied healthcare professionals on assignment during the period presented.
(7)	Revenue per healthcare professional per day represents the revenue of the Company’s nurse and allied solutions segment divided by average healthcare professionals on assignment, divided by the number of days in the period presented.
(8)	Days filled is calculated by dividing the locum tenens hours filled during the period by eight hours.
(9)	Revenue per day filled represents revenue of the Company’s locum tenens solutions segment divided by days filled for the period presented.
(10)	Leverage ratio represents the ratio of the consolidated funded indebtedness (as calculated per the Company’s credit agreement) at the end of the subject period to the consolidated adjusted EBITDA (as calculated per the Company’s credit agreement) for the twelve month period ending at the end of the subject period.